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                                                                 Exhibit 23(a)-2

                          THE ONE HUNDRED AND ONE FUND, INC.

                                ARTICLES OF AMENDMENT


     THE ONE HUNDRED AND ONE FUND, INC., (hereinafter referred to as the Corporation), a Maryland corporation, with its principal office in the State of Maryland, located in the First National Bank Building, Light and Redwood Streets, City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that Article V, Section E.5 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

          "5. The value of the corporation's assets shall be determined, for the purpose of calculating the net asset value of its shares,
     (1) by valuing securities listed on the New York Stock Exchange or American Stock Exchange at the last sale price, or if such a price is lacking for the trading period immediately preceding the time of determination, at the mean of the current bid and asked prices; (2) by valuing other securities as nearly as possible in the manner described above, if traded on any other exchange, and if not listed on any exchange, on the basis of the mean between the bid and asked over-the-counter quotations, if available; and (3) by valuing securities for which quotations are not readily available, or other assets, in such other manner as shall be determined by the Board of Directors or at values determined in good faith by the Board of Directors. Cash and receivables shall be valued at their face amount."

     The foregoing amendment to the Articles of Incorporation of the Corporation was duly recommended by the Board of Directors of the Corporation at a meeting of the Board of Directors of the Corporation held October 10, 1966, and has been approved by the stockholders of the Corporation by an affirmative vote of more than 2/3 of all the votes entitled to be cash thereon at a meeting duly convened and held on October 22, 1966.


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     IN WITNESS WHEREOF, THE ONE HUNDRED AND ONE FUND, INC., has caused these
Articles of Amendment to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on October 22, 1966.
                     --

                                        THE ONE HUNDRED AND ONE FUND, INC.


                                        By F. Wallace Gage
                                          ---------------------------------
                                           F. Wallace Gage, President

(SEAL)

Attest:


John L. Gragg
------------------------------
John L. Gragg, Secretary


STATE OF COLORADO   )
     CITY AND       ) ss.
COUNTY OF DENVER    )

     I hereby certify that on October 22, 1966, before me, a notary public of
                                      --
the State of Colorado in and for the City and County of Denver, State of Colorado, appeared F. Wallace Gage, President of The One Hundred and One Fund, Inc., a Maryland corporation, and on behalf of said corporation acknowledged the foregoing Articles of Amendment to be the corporate act of such corporation; and at the same time personally appeared before me John L. Gragg and made oath in due form of law that he was Secretary of the meetings of the Board of Directors and stockholders of the corporation at which these Articles of Amendment were approved and that the matters and facts set forth in said Articles of Amendment with respect to the approval by the Board of Directors and stockholders of the corporation of the amendments to the Articles of Incorporation set forth in said Articles of Amendment are true to the best of his knowledge, information and belief.

     WITNESS, my hand and notarial seal, this 22nd day of October, 1966.
                                              ----


     My commission expires:      July 12, 1969              .
                              ------------------------------


                              Claire G. Obel
                              ----------------------------------
                              Notary Public

(SEAL)

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